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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pioneer Drilling Company:

We consent to the use of our reports with respect to the consolidated financial statements and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

/s/ KPMG LLP

San Antonio, Texas
February 3, 2006

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Consent of Independent Registered Public Accounting Firm